Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Rex Energy Corporation (No. 333-174741) and the Registration Statement on Form S-8 of Rex Energy Corporation (No. 333-146648) of our report dated March 3, 2011 with respect to our audit of the consolidated financial statements (before the effects of the retrospective adjustments to the disclosures for a change in the composition of reportable segments discussed in Note 3 to the consolidated financial statements) of Rex Energy Corporation as of December 31, 2010 and 2009 and for each of the years in the two-year period ended December 31, 2010, included as Exhibit 99.3 to this Current Report on Form 8-K to be filed with the Securities and Exchange Commission on or about November 13, 2012. We further consent to the reference to this firm under the heading “Experts” in such registration statements.

/s/ Malin, Bergquist & Company, LLC
Malin, Bergquist & Company, LLC

Pittsburgh, Pennsylvania

November 13, 2012